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                                                              EXHIBIT 12
DELTA AIR LINES, INC.

STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

(In millions except ratios)

--------------------------------------------------------------------------

                                                              Three Months          Three Months
                                                                 Ended                 Ended
                                                              September 30,         September 30,
                                                                  1995                  1955
                                                              -------------         -------------
Earnings (before cumulative effect of accouting change):
            Income                                            $       201           $          72

Add (deduct):
            Income tax provision                                      136                      49
            Fixed charges                                             130                     168
            Interest offset on                                         (7)                     (7)
              Guaranteed Serial
              ESOP Notes                                               (1)                     (1)
                                                              -----------           -------------

Earnings as adjusted                                          $       489           $         281
                                                              ===========           =============
Fixed charges:

            Interest expense                                  $        75           $          76
            1/3 of rentals                                             84                      91
            Additional interest on
              Guaranteed Serial
              ESOP Notes                                                1                       1
                                                              -----------           -------------

Total fixed charges                                           $       160           $         168
                                                              ===========           =============


Ratio of earnings to fixed charges                                   3.06                    1.67





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